Exhibit 10.4

EXECUTION COPY

CLASS C STOCKHOLDERS AGREEMENT

SITEL WORLDWIDE CORPORATION

Dated as of April 30, 2007

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CLASS C STOCKHOLDERS AGREEMENT

CLASS C STOCKHOLDERS AGREEMENT (this “Stockholders Agreement”) dated as of April 30, 2007, is entered into by and among SITEL Worldwide Corporation, a Delaware corporation, formerly known as ClientLogic Corporation (including its successors, the “Corporation”) and JANA Piranha Master Fund, Ltd. (“JANA”)

RECITALS

WHEREAS, the Corporation and JANA are executing and delivering this Stockholders Agreement in connection with the closing (the “Closing Date”) of the transactions contemplated by the Subscription Agreement dated as of April 30, 2007, between the Corporation and JANA (the “Purchase Agreement”); and

WHEREAS, as of the date hereof, the Stockholders (as defined below) own the shares of capital stock of the Corporation set forth opposite their respective name(s) on Schedule A;

NOW, THEREFORE, in consideration of the premises, mutual covenants, and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.1 Definitions.

“Accredited Investor” shall mean an “Accredited Investor,” as defined in Regulation D, or any successor rule then in effect.

“Accredited Offeree” shall have the meaning provided in Section 3.3(a).

“Advice” shall have the meaning provided in Section 5.7.

“Affiliate” shall mean, with respect to any Person, any Person who, directly or indirectly, controls, is controlled by or is under common control with that Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Successor” shall have the meaning provided in Section 3.3(a).

“Board” shall mean the Board of Directors of the Corporation.

“Business Day” shall mean a day that is not a Legal Holiday.

“Bylaws” shall mean the Bylaws of the Corporation as in effect from time to time.

“Certificate” shall mean the Corporation’s Third Amended and Restated Certificate of Incorporation dated April 27, 2007 (as amended from time to time).

“Class A Nonvoting Common Stock” means shares of Class A Nonvoting Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class A Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class A Voting Common Stock” means shares of Class A Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class A Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class B Nonvoting Common Stock” means shares of Class B Nonvoting Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class B Nonvoting Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class B Voting Common Stock” means shares of Class B Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class B Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Class C Voting Common Stock” means shares of Class C Common Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Class C Common Stock thereafter may be changed due to a reclassification, exchange or other change in class of stock.

“Closing Date” shall have the meaning set forth in the Recitals.

“Common Stock” shall mean shares of the Class A Nonvoting Common Stock, Class A Voting Common Stock, Class B Nonvoting Common Stock, Class B Voting Common Stock and Class C Voting Common Stock, and any capital stock into which such Common Stock thereafter may be changed due to a reclassification, exchange or other change in such class of stock.

“Common Stock Equivalents” shall mean, without duplication with any other Common Stock or Common Stock Equivalents, any rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock of the Corporation and securities convertible or exchangeable into Common Stock of the Corporation, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Competitor” shall mean, at any time of determination, any Person that competes, directly or indirectly, with any material segment of the business conducted or then proposed to be conducted by the Corporation or any of its Subsidiaries.

“Confidential Information” shall have the meaning provided in Section 7.1.

“Corporation” shall have the meaning provided in the introductory paragraph hereof.

“Demand Registration” shall have the meaning provided in Section 5.4(a).

“Demand Request” shall have the meaning provided in Section 5.4(a).

“DGCL” shall mean the General Corporation Law of the State of Delaware.

“Employee Incentive Securities” shall mean any shares of Common Stock, Common Stock Equivalents, or other securities of the Corporation or any Subsidiary of the Corporation that may be issued from time to time to directors, officers, employees, or consultants of the Corporation or any of its Subsidiaries in compliance with Section 3.2 and shall be expressly deemed to include options granted to Mark W. Briggs as a result of the provisions of that certain Employment Agreement dated as of August 14, 2000 by and between Mr. Briggs and the Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Registration” shall mean a registration under the Securities Act of (i) securities registered on Form S-8 or any similar successor form and (ii) securities registered to effect the acquisition of or combination with another Person.

“Exercise Notice” shall have the meaning provided in Section 3.3(c).

“Foreign Stockholder” shall have the meaning provided in Section 3.3(a).

“Fully-Diluted Common Stock” shall mean, at any time, the then outstanding Common Stock of the Corporation plus (without duplication) all shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion, or exchange of all then outstanding Common Stock Equivalents.

“Inspectors” shall have the meaning provided in Section 5.7.

“IPO Shares” shall have the meaning provided in Section 5.3(a).

“JANA” shall have the meaning set forth in the introductory paragraph.

“JANA Aggregate Common Stock” shall mean the 6,727,273 shares of Class C Voting Common Stock originally issued to JANA (as such shares may hereafter be adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events).

“JANA Minimum Percentage” shall mean ownership by the JANA Group of a minimum of 33.3% of the JANA Aggregate Common Stock.

“JANA Group” shall mean JANA and any of its existing or to be formed Affiliates.

“Joinder Agreement” shall mean an agreement, substantially in the form of Schedule B hereto, executed by (i) transferees of securityholders making such transferee a party to this Stockholders Agreement and (ii) persons who purchase Common Stock or Common Stock Equivalents directly from the Corporation.

“Legal Holiday” shall have the meaning provided in Section 8.6.

“Main Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement dated as of August 15, 2000 (as amended from time to time) among the Corporation and the stockholders signatory thereto.

“Material Adverse Effect” shall have the meaning provided in Section 5.4(d).

“NASD” shall have the meaning provided in Section 5.9.

“Observer” has the meaning set forth in Section 2.2.

“Offer Notice” shall have the meaning provided in Section 3.3(b).

“Offered Securities” shall have the meaning provided in Section 3.3(a).

“OMERS” shall mean Ontario Municipal Employees Retirement Board, a corporation continued under the Ontario Municipal Employees Retirement System Act.

“OMERS Group” shall mean OMERS and its Affiliates and its and their respective officers, directors, and employees.

“Onex” shall mean Onex Corporation, Onex ClientLogic Holdings, LLC, and any Person that is controlled directly or indirectly by Onex Corporation or a successor thereto.

“Onex Group” shall mean Onex Corporation, Onex and their respective Affiliates and their respective officers, directors, and employees (and members of their respective families and trusts for the primary benefit of such family members), and entities controlled directly or indirectly by any of such persons.

“Other Stockholders” shall have the meaning provided in Section 5.2.

“Person” or “person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or other agency or political subdivision thereof.

“Preemptive Rights” shall mean the respective rights of the Stockholders pursuant to Section 3.3(a) to subscribe for and purchase Offered Securities issued from time to time.

“Preemptive Rights Offer” shall have the meaning provided in Section 3.3(a).

“Preemptive Rights Transaction” shall have the meaning provided in Section 3.3(a).

“Preferred Stock” shall mean shares of the Preferred Stock, $0.01 par value per share, of the Corporation, and any capital stock into which such Preferred Stock thereafter may be changed.

“Pre-IPO Private Placement” shall have the meaning provided in Section 5.3(b).

“Proportionate Interest” of any Stockholder at any relevant time shall mean the percentage then held by such Stockholder of the Fully-Diluted Common Stock.

“Purchase Agreement” shall have the meaning provided in the Recitals.

“Qualified IPO” shall mean a firm commitment underwritten public offering of Common Stock or other equity securities pursuant to a prospectus, registration statement or similar document under the Securities Act or equivalent laws of appropriate jurisdictions where both (i) the proceeds (prior to deducting any underwriters’ discounts and commissions) equal or exceed Fifty Million Dollars ($50,000,000) and (ii) such shares of Common Stock or equity securities are listed on at least one of The Toronto Stock Exchange, The Montreal Exchange, the New York Stock Exchange or the American Stock Exchange or authorized to be quoted and/or listed on the Nasdaq Stock Market, together with such other stock exchange or exchanges as may be approved by the Board.

“Qualified Accredited Offeree” shall have the meaning provided in Section 3.3(a).

“Qualified Foreign Stockholder” shall have the meaning provided in Section 3.3(a).

“Qualified Stockholder” shall mean any Stockholder who is either a Qualified Accredited Offeree or a Qualified Foreign Stockholder.

“Records” shall have the meaning provided in Section 5.7.

“Registrable Shares” shall mean, at any time, the Class C Voting Common Stock of the Corporation owned by the Stockholders, whether owned on the date hereof or acquired hereafter; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 144 of the SEC under the Securities Act.

“Registration Expenses” shall have the meaning provided in Section 5.9.

“Regular Demand Registration” shall have the meaning provided in Section 5.4(a).

“Regulation D” shall mean Regulation D promulgated under the Securities Act by the SEC.

“Regulation S” shall mean Regulation S promulgated under the Securities Act by the SEC.

“Representatives” shall have the meaning provided in Section 7.1.

“Requesting Holder” shall have the meaning provided in Section 5.4(a).

“Requesting Stockholder” shall have the meaning provided in Section 5.5(a).

“Required Filing Date” shall have the meaning provided in Section 5.4(a).

“S-3 Demand Registration” shall have the meaning provided in Section 5.4(a).

“SEC” shall mean the Securities and Exchange Commission.

“Second Round Securities” shall have the meaning provided in Section 3.3(d).

“Second Round Subscribers” shall have the meaning provided in Section 3.3(d).

“Security” or “Securities” shall mean the Common Stock and any other securities governed by the provisions of this Stockholders Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

“Seller Affiliates” shall have the meaning provided in Section 5.10(a).

“Stockholder(s)” shall mean (i) JANA and (ii) any person who becomes a party to this Stockholders Agreement after the date hereof pursuant to a Joinder Agreement in substantially the form of Schedule B.

“Stockholders Agreement” shall mean this Stockholders Agreement, as such from time to time may be amended.

“Subscription Agreement” shall mean that certain subscription agreement for the purchase of the Class C Common Stock by JANA from the Corporation dated as of April 30, 2007.

“Subsidiary” of any Person shall mean (i) a corporation a majority of whose outstanding shares of capital stock or other equity interests with voting power, under ordinary circumstances, to elect directors, is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person, or by such Person and one or more subsidiaries of such Person, and (ii) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of the directors or other governing body of such Person.

“Suspension Notice” shall have the meaning provided in Section 5.8.

“Third Party Purchaser” shall mean, in relation to any Stockholder, a Person (other than any Person which is a Competitor) with whom such Stockholder deals at arm’s length and to whom such Stockholder proposes to sell, or from whom such Stockholder has received a bona fide offer to purchase, any Securities.

“Transfer” shall mean any disposition of any Security or any interest therein that would constitute a “sale” thereof within the meaning of the Securities Act.

SECTION 1.2 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) “herein,” “hereof,” and other words of similar import refer to this Stockholders Agreement as a whole and not to any particular Article, Section, or other subdivision; and

(f) all dollar amounts are in U.S. dollars.

ARTICLE II

CORPORATE GOVERNANCE AND SPECIAL RIGHTS

SECTION 2.1 Incorporation by Reference. Each Stockholder agrees to be bound by the terms and provisions of Article II of the Main Stockholders Agreement as though such terms and provisions were set forth herein, including, but not limited to the voting provision in Section 2.1 (a) and the grant of proxy in Section 2.3.

SECTION 2.2 Observer Rights. (a) The JANA Group shall be entitled to designate one observer (“Observer”). Such Observer shall have the right to attend all meetings of the Board (whether such meeting is in-person or telephonic; provided, however, that the JANA Group observer shall have the right to telephonically attend an in-person meeting, but only in the event of a legitimate travel or schedule conflict); provided, however, that such Observer shall not be entitled to vote on any matter presented to the Board.

(b) The Corporation shall give written notice (including any proposed agenda) to JANA of each meeting of the Board at the same time and in the same manner as the members of the Board receive notice of such meetings; provided, however, that the failure to give such notice shall not affect the validity of any action taken at any such meeting. JANA shall be entitled to receive all written materials and other information given to the directors of the Corporation (whether in connection with such meetings or otherwise, and including but not limited to. all reports, documents, resolutions, analyses and consents, at the same time and by identical means as such materials are given to such directors). If the Corporation proposes to take action by written consent in lieu of a meeting of the Board, the Corporation shall give a copy of such consent to JANA; provided, however, that the failure to give a copy of such consent shall not affect the validity of any action taken pursuant to any such consent.

(c) JANA acknowledges that the Observer may be furnished with non-public information related to the Corporation pursuant to this Section 2.2 or may learn of such information as a result of his or her attendance at meetings of the Board. JANA shall cause the Observer to hold all confidential or proprietary information in confidence, and not to use or disclose, any such information provided to or learned by the Observer in connection with the rights provided in this Section 2.2 except in furtherance of JANA’S internal management of its investment. JANA shall be responsible for any use or disclosure by the Observer in violation of this Section 2.2. Notwithstanding any other provision of this Section 2.2 to the contrary, (i) the Corporation reserves the right not to provide information to the Observer and to exclude the Observer from any meeting (or portion thereof) of the Board if delivery of such information or attendance at any such meeting (or portion thereof) by the Observer would, or could reasonably be expected to, cause, in the good-faith judgment of the Board (based upon the written advice of outside counsel), the Corporation to (A) lose or waive the attorney client privilege between the Corporation and its counsel which could reasonably be expected to materially and adversely affect the interests of the Corporation or its stockholders, as determined by the Board or (B) violate any obligation under any confidentiality or other similar agreement negotiated in good faith by the Corporation and not in contemplation of excluding the Observer from any meeting of the Board; provided, however, that with respect to confidentiality agreements executed in connection with any potential corporate acquisitions, the Corporation shall use its commercially reasonable efforts to either (x) permit disclosure to the Observer pursuant to such agreement or (y) permit the Observer to sign a joinder or otherwise become bound by such confidentiality agreement, and (ii) the Observer shall not be entitled to attend any meeting of the Board (or portion thereof) during discussions regarding a transaction or other action relating to JANA or any Affiliate thereof.

(d) The Board shall (i) have the right to require JANA to change the Observer for cause, or (ii) have the right to suspend all Observer rights set forth in this Section 2.2 in the event, and for so long as, any member of the JANA Group, either directly or indirectly, takes an active role in the management of, has observation rights with respect to, or is a member of the board of directors of, any Competitor. The Observer rights under this Section 2.2 shall automatically be suspended in the event, and for so long as, any member of the JANA Group, either directly or indirectly acquires 33% of the outstanding ownership interests of a Competitor. JANA shall provide prompt notice to the Corporation in the event that it takes an active role in the management of, has observation rights with respect to, or is a member of the board of directors of, any Competitor or either directly or indirectly acquires 33% of the outstanding ownership interests of a Competitor.

(e) This Section 2.2 shall automatically terminate, and the rights and obligations of the parties hereunder shall cease to have any further effect, at such time as the JANA Group ceases to own the JANA Minimum Percentage.

SECTION 2.3 Information Rights.

(a) Subject to Section 2.3(b), for so long as the JANA Group owns at least 15% of the JANA Aggregate Common Stock (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events), the Corporation shall deliver to JANA:

(i) within 110 days after the end of each fiscal year, audited financial statements of the Corporation;

(ii) within 45 days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Corporation, unaudited quarterly financial statements of the Corporation;

(iii) monthly and all other reports, in the same form and detail and at the same time, as provided by the Corporation to the Board; and

(iv) not later than 45 days after the first day of each fiscal year of the Corporation, a consolidated plan and forecast for such year.

(b) The provisions of this Section 2.3 shall terminate and be of no further force and effect upon the earlier of the termination of this Agreement in accordance with the provisions of Section 8.5 below or such time as the Corporation becomes subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Exchange Act. The information rights under Sections 2.3(a)(iii) and (iv) shall automatically be suspended in the event, and for so long as, any member of the JANA Group, either directly or indirectly (i) acquires 33% of the outstanding ownership interests of a Competitor or (ii) takes an active role in the management of, has observation rights with respect to, or is a member of the board of directors of, any Competitor. JANA shall provide prompt notice to the Corporation in the event that it either directly or indirectly (x) acquires 33% of the outstanding ownership interests of a Competitor or (y) takes an active role in the management of, has observation rights with respect to, or is a member of the board of directors of, any Competitor.

SECTION 2.4 Access and Visitation Rights. For so long as the JANA Group owns at least 15% of the JANA Aggregate Common Stock (as adjusted for stock splits, stock dividends, stock combinations, reclassifications, recapitalizations, and other similar events), JANA shall (i) have at reasonable times and upon reasonable notice, full access to all books and records of the Corporation and any Subsidiary of the Corporation (subject to the prior execution of a mutually acceptable confidentiality agreement) and be entitled to review and copy such books and records at their discretion, (ii) be entitled to inspect material properties of the Corporation and any Subsidiary of the Corporation and (iii) be entitled to consult with management of the Corporation and any Subsidiary of the Corporation. All visits and inspections under this Section 2.4 shall be at reasonable times and at reasonable intervals and shall be conducted in a manner which will not unreasonably interfere with the normal business operation of the Corporation or any of its Subsidiaries.

SECTION 2.5 Parity of Anti-Dilution Protection. The JANA Group shall have the right to receive anti-dilution protection from the Corporation that is no less favorable than the anti-dilution protection enjoyed by the OMERS Group from the Corporation. In the event that the OMERS Group has rights to receive anti-dilution protection from the Corporation that is more favorable than the rights enjoyed by the JANA Group, then the Corporation agrees to provide equivalent rights to the JANA Group, in proportion to the JANA Group’s relative ownership interest.

SECTION 2.6 Automatic Conversion. Each Stockholder agrees that immediately prior to the closing of a Qualified IPO, each share of Class C Voting Common Stock held by it shall be automatically converted (i) into a share of Class A Voting Common Stock on a one-for-one basis or (ii) into a share or shares of the class of securities into which the Class A Voting Common Stock has been or is being converted into, as the case may be, with each share of Class C Voting Common Stock converting into the same number of shares of such securities as each share of Class A Voting Common Stock has converted or will be converted into. Such conversion shall occur automatically and without any further action on the part of the applicable holder of Class C Voting Common Stock.

ARTICLE III

ISSUANCE OF SECURITIES

SECTION 3.1 Issuances of Capital Stock or Common Stock Equivalents. The Corporation may, at any time and from time to time with the approval of the Board, issue shares of capital stock, including Common Stock or any Common Stock Equivalents, including, without limitation: (a) any Employee Incentive Securities issued from time to time pursuant to Section 3.2; (b) any shares of Common Stock issued from time to time upon the conversion, exchange, or exercise of any Common Stock Equivalents, including, without limitation, any Employee Incentive Securities which are Common Stock Equivalents; or (c) any shares of Common Stock or Common Stock Equivalents issued in connection with a Qualified IPO.

SECTION 3.2 Issuances of Employee Incentive Securities. The Corporation or any Subsidiary of the Corporation may issue Employee Incentive Securities pursuant to employee benefit or similar plans or arrangements of the Corporation and/or its Subsidiaries with the approval of the Board and pursuant to the DGCL.

SECTION 3.3 Preemptive Rights. (a) Rights to Participate in Future Sales. Subject to Section 3.3(e), in the event that the Corporation or any Affiliated Successor proposes to issue or sell (a “Preemptive Rights Transaction”) any shares of Common Stock, Common Stock Equivalents or other generally voting equity securities (the “Offered Securities”), the Corporation shall first offer (the “Preemptive Rights Offer”) to each Stockholder (i) who certifies (to the reasonable satisfaction of the Corporation) that such Stockholder is an Accredited Investor (an “Accredited Offeree”) but only in the event that the participation of such Accredited Offeree in the Preemptive Rights Offer would not (A) require delivery by the Corporation or any other person of a prospectus, offering circular, or any other similar material (including, without limitation, financial statements of the Corporation), (B) require the registration (or equivalent action) with respect to the Offered Securities or the obtaining of any waiver with respect to the Offered Securities, (c) restrict the Corporation’s or its Subsidiaries’ ability to complete any transaction in a timely manner, or (d) require the filing by the Corporation or its Subsidiaries of any periodic reports following the completion of any such Preemptive Rights Offer (an Accredited Offeree who satisfies the requirements of clauses (a) through (d) hereof is hereinafter referred to as a “Qualified Accredited Offeree”), or (ii) who certifies it is not a “U.S. person” (as defined in Regulation S) (a “Foreign Stockholder”), but only in the event that the participation of such Foreign Stockholder in the Preemptive Rights Offer would not (a) require delivery by the Corporation or any other person of a prospectus, offering circular or any other similar material (including, without limitation, financial statements of the Corporation), (b) require the registration (or equivalent action) with respect to the Offered Securities or the obtaining of any waiver with respect to the Offered Securities, (c) restrict the Corporation’s or its Subsidiaries’ ability to complete any transaction in a timely manner, or (d) require the filing by the Corporation or its Subsidiaries of any periodic reports following the completion of any such Preemptive Rights Offer (a Foreign Stockholder who satisfies the requirements of clauses (a) through (d) hereof is hereinafter referred to as a “Qualified Foreign Stockholder”), at the same price and for the same consideration to be paid by the proposed purchaser, that proportion of the Offered Securities which equals that Qualified Stockholder’s Proportionate Interest at the time the Board determines to issue such Offered Securities. As used herein, the term “Affiliated Successor” shall mean a successor entity to the Corporation (whether by merger, consolidation, reorganization, or otherwise) in which the Onex Group owns at least the same percentage of the fully-diluted common stock or similar equity interest of such entity (after giving effect to the merger, consolidation, reorganization, or other transaction) as the Onex Group owns of the Fully-Diluted Common Stock of the Corporation immediately prior to the transaction establishing the Affiliated Successor. Notwithstanding the foregoing, as a condition to any Qualified Foreign Stockholder’s right to participate in any Preemptive Rights Offer, (i) such Qualified Foreign Stockholder shall make such undertakings to the Corporation as required to comply with the requirements of Regulation S, and (ii) such Qualified Accredited Offeree shall enter into customary subscription documentation sufficient to ensure compliance with applicable securities laws.

(b) Offer Notice. The Corporation shall, no later than twenty-one (21) days prior to the consummation of a Preemptive Rights Transaction, give notice in writing (the “Offer Notice”) to each Stockholder of such Preemptive Rights Transaction. The Offer Notice shall describe the proposed Preemptive Rights Transaction (including, the price at which the Offered Securities are to be issued and the date (which shall be not less than twenty-one (21) nor more than sixty (60) days after the later of the date of the initial Offer Notice and a supplemental Offer Notice, if any) on which the purchase of any securities taken up under the Preemptive Rights Offer is to be completed), identify the proposed purchaser, identify the respective Proportionate Interests of the Qualified Stockholder and contain the Preemptive Rights Offer. If any such information is not then known to the Corporation, or has not then been determined by the Corporation, such information shall be included in a supplemental Offer Notice delivered to the Qualified Stockholders promptly after the Corporation becomes aware of such information or makes such determination. The Corporation shall also, upon the written request of a Qualified Stockholder, provide to such Qualified Stockholder the audited financial statements of the Corporation for its most recently ended fiscal year (as well as for any previous year for which audited financial statements of the Corporation are available), any quarterly financial statements prepared by the Corporation for its current fiscal year and the profit plan or budget of the Corporation for the current fiscal year. The Corporation will provide to any Qualified Stockholder any other materials or information relating to the Corporation which are requested by such Qualified Stockholder and, in the determination of the Corporation, acting reasonably, are relevant to the determination of the value of the Offered Securities proposed to be issued.

(c) Exercise. Any Qualified Stockholder may exercise its Preemptive Right by giving written notice (an “Exercise Notice”) to the Corporation within twenty-one (21) days after the Offer Notice (or any supplement thereto) is sent by the Corporation to the Qualified Stockholder. The Exercise Notice shall specify the number of shares of Offered Securities that the Qualified Stockholder wishes to purchase and shall irrevocably bind the Qualified Stockholder to purchase such Offered Securities at the price and on the date specified in the Offer Notice. If any such Qualified Stockholder fails to timely deliver an Exercise Notice to the Corporation and/or pay for the shares to be purchased in accordance with the terms set forth in the Offer Notice, the Corporation or such Affiliated Successor may proceed with the proposed issue or sale of the Offered Securities, free of any right on the part of such Qualified Stockholder under this Section 3.3 in respect thereof.

(d) Second Round Subscribers.

(i) In the event that one or more Qualified Stockholders fail to give a properly completed Exercise Notice in respect of all or part of the Offered Securities offered to it, him or her pursuant to Section 3.3(a), the Offered Securities not subscribed for (the “Second Round Securities”) shall be allocated among those Qualified Stockholders (together with and including the Qualified Major Stockholders as defined under the Main Stockholders Agreement) (“Second Round Subscribers”) who indicate in their respective Exercise Notices a desire to subscribe for more than their Proportionate Interest of the total Offered Securities offered pursuant to Section 3.3(a) up to any maximum number set out in the Exercise Notice. If the number or amount of Second Round Securities is less than the number or amount desired to be taken up by Second Round Subscribers, the Second Round Securities shall be allocated among the Second Round Subscribers on a pro rata basis (such that all the Second Round Securities are allocated) according to their respective Proportionate Interests (rounded, as appropriate, to the nearest whole number). In the event that not all Second Round Securities are taken up and purchased by the Qualified Stockholders, the Corporation may issue such Second Round Securities not so subscribed for at a price not less than that set out in the Offer Notice to such Persons as the Board may determine in its discretion, subject to compliance with Section 4.4 hereof.

(ii) Notwithstanding the foregoing, if any Stockholder delivers a written waiver of its rights to participate in a certain Preemptive Rights Offer to the Corporation prior to the date of the mailing of an Offer Notice by the Corporation to the Qualified Stockholders relating to such Preemptive Rights Offer, then any securities that such Stockholder may have been entitled to purchase in accordance with its Proportionate Interest shall not be deemed Second Round Securities and therefore will not be available for purchase by the participating Qualified Stockholders.

(e) Exceptions to Preemptive Rights. The Corporation may, subject to compliance with Section 4.4 hereof, issue any of the following securities without triggering the Preemptive Rights: (i) Employee Incentive Securities, (ii) shares of Common Stock or Common Stock Equivalents upon exercise of any Common Stock Equivalent which, when issued, was subject to or exempt from the Preemptive Rights under this Section 3.3, (iii) securities distributed or set aside ratably to all holders of Common Stock (or any class or series thereof) on a per share equivalent basis, (iv) shares of Common Stock or other equity securities in a Qualified IPO approved in accordance with Section 5.1, (v) shares of Common Stock or Common Stock Equivalents issued in connection with a merger or consolidation or other business combination of the Corporation or a Subsidiary of the Corporation into or with another entity or an acquisition by the Corporation or a Subsidiary of the Corporation of another business or corporation, (vi) shares of Common Stock in payment of all or any portion of the principal of, or interest or premium on, any indebtedness of the Corporation or any of its Subsidiaries, (vii) shares of Preferred Stock of the Corporation that are not Common Stock Equivalents, (viii) shares of Common Stock Equivalents that are attached to or otherwise issued in connection with indebtedness of the Corporation, (ix) shares of Common Stock issuable in exchange for shares of exchangeable capital stock of any of the Corporation’s Subsidiaries, (x) shares of Common Stock issued pursuant to Section 3.1 of the Class B Stockholders Agreement, dated as of August 15, 2000, among the Corporation, OMERS, Onex, and Onex HOC in connection with a Pre-IPO Private Placement (as defined in the Class B Stockholders Agreement) or a Qualified IPO; (xi) shares of Common Stock issued pursuant to Section 5.3 of this Stockholders Agreement in connection with the Pre-IPO Private Placement (as defined below) or a Qualified IPO; or (xii) shares of Common Stock to the Onex Group or the OMERS Group in accordance with any agreement providing such Persons protection against certain dilutive events; provided, however, that each of the OMERS Group and the JANA Group shall retain Preemptive Rights with respect to issuances of Common Stock or Common Stock Equivalents under the circumstances described in clauses (vi) and (viii) (herein, the “Special Preemptive Rights”), but only to the extent that the indebtedness involved is owed to an Affiliate of the Corporation or to Onex.

ARTICLE IV

TRANSFERS OF SECURITIES AND LIMITATIONS ON TRANSFERS

SECTION 4.1 Incorporation by Reference. Except as set forth below regarding Section 4.2 and 4.13 of the Main Stockholders Agreement, each Stockholder agrees to be bound by, and will receive the benefit of, the terms and provisions of Article IV of the Main Stockholders Agreement as though such terms and provisions were set forth herein, including, but not limited to, Section 4.5 (Exempt Transfers).

SECTION 4.2 Other Legends. In lieu of the legends set forth in Section 4.2 of the Main Stockholders Agreement, and in addition to the legend referred to in Section 5.1(f) of the Subscription Agreement, each Security issued to each Stockholder or a subsequent transferee shall include a legend in substantially the following form:

THE SECURITIES COVERED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AND OTHER TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF APRIL 30, 2007, A COPY OF WHICH MAY BE OBTAINED FROM SITEL WORLDWIDE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICES.

THE ISSUER IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS AND TO ISSUE SHARES IN MORE THAN ONE SERIES OF AT LEAST ONE CLASS. THE ISSUER WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

SECTION 4.3 Sales by JANA. Subject to Sections 4.1, 4.3, 4.8(f) (which terms and provisions shall apply in the same manner and to the same extent to JANA and the JANA Group as such terms and provisions apply to OMERS and the OMERS Group), and 4.9 of the Main Stockholders Agreement and Section 4.2 and 4.4 of this Stockholders Agreement, the JANA Group shall be entitled to sell all or any portion of the Common Stock or Common Stock Equivalents owned by it to any Third Party Purchaser; provided, however, that in no event shall any Stockholder be entitled to sell all or any portion of the Common Stock or Common Stock Equivalents owned by it to any Competitor.

SECTION 4.4 All Stockholders to Be Bound. In lieu of the terms of Section 4.13 of the Main Stockholders Agreement, each Stockholder will cause any transferee of any Security (or any interest therein held by it) or of any rights and/or obligation hereunder to execute and deliver a Joinder Agreement, substantially in the from attached hereto as Schedule B, by which such person agrees to be bound by this Stockholders Agreement. Any person who so agrees to be bound by this Stockholders Agreement shall thereafter be regarded for all purposes as a party to this Stockholders Agreement and shall be entitled to all the rights and shall be subject to all the obligations of a Stockholder hereunder.

ARTICLE V

PUBLIC OFFERINGS

SECTION 5.1 Qualified IPO. At any time, the Corporation may offer its Common Stock or Common Stock Equivalents to the public in a Qualified IPO with the approval of the Board.

SECTION 5.2 Secondary Offering in Connection with Qualified IPO. In connection with a Qualified IPO by the Corporation, the Corporation will use its reasonable best efforts to effect the qualification or registration under applicable securities laws of the Common Stock or Common Stock Equivalents, as applicable to the Qualified IPO, held by the Stockholders to the extent required to permit the distribution of such shares of Common Stock or Common Stock Equivalents by way of a secondary offering concurrently with such Qualified IPO and shall prepare and file such registration statements, prospectuses, amendments, and other documents as may be required to effect such secondary offering; provided, however, that: (a) the Corporation will only be required to effect the qualification or registration for distribution of such number of shares of Common Stock or Common Stock Equivalents pursuant to this Section 5.2 which, in the written opinion of the underwriters for the Qualified IPO, after consultation with the Corporation and the Stockholders, would not adversely affect such Qualified IPO and, in any event, only to the extent permitted under applicable securities laws and under any requirements imposed by the SEC or any securities regulatory authorities or any stock exchanges on which the Common Stock or Common Stock Equivalents are to be listed; and (b) to the extent that the number of shares of Common Stock or Common Stock Equivalents which Stockholders and all other holders of common equity securities of the Corporation who have the right to sell shares of Common Stock or Common Stock Equivalents in the Qualified IPO (collectively, the “Other Stockholders”) wish to sell through a secondary offering pursuant to this Section 5.2 is greater than the number of shares of Common Stock or Common Stock Equivalents to be so sold in accordance with Section 5.2, then the number of shares of Common Stock or Common Stock Equivalents which each holder of Common Stock or Common Stock Equivalents will be entitled to sell under the secondary offering shall be calculated on a pro rata basis, based upon each such Stockholder’s and Other Stockholder’s Proportionate Interest.

SECTION 5.3 Participation Right.

(a) Subject to Sections 5.3(b), 5.3(c), and 5.3(d), in connection with the Corporation’s Qualified IPO, the Corporation shall use its commercially reasonable efforts to cause the managing underwriter of such Qualified IPO to offer to the JANA Group the right to purchase (at the Qualified IPO price) such number of additional shares of capital stock of the Corporation, which would provide the JANA Group (together with all direct or indirect transferees of the JANA Group) with an aggregate of up to 5.4% (or, if less, its percentage interest in the number of shares of Fully-Diluted Common Stock immediately prior to the Qualified IPO) of the shares (the “IPO Shares”) of Fully-Diluted Common Stock immediately after the Qualified IPO. Notwithstanding the foregoing provisions of this Section 5.3(a), (i) the managing underwriter may, in its sole discretion, modify or limit the JANA Group’s participation right under this Section 5.3(a) by providing written notice to the Corporation setting forth such underwriter’s reasons for such limitation or modification, including that such limitation or modification is necessary, because of marketing factors, for the success of the Qualified IPO, and (ii) the provisions of Section 3.3(d) hereunder shall not under any circumstances apply to the participation right provided in this Section 5.3(a).

(b) The participation right provided in Section 5.3(a) shall be subject to (i) the modification and approval right described in Section 5.3(a), and (ii) the clearance by the SEC or the staff of the SEC of such arrangement without the need to maintain a resale prospectus in effect. If such approval or clearance is not received, or is reasonably unlikely to be received as a result of decisions, declarations, or policy statement released by the SEC or the staff of the SEC, then the participation right provided in Section 5.3(a) shall be substituted with a right to purchase a pro rata portion of the Common Stock scheduled to be sold in the Qualified IPO, where the number of shares to be offered hereunder shall not exceed, in the aggregate, the lesser of (i) up to 5.4% of the shares of Fully-Diluted Common Stock immediately after the Qualified IPO, (ii) the JANA Group’s percentage interest in the number of shares of Fully-Diluted Common Stock immediately prior to the Qualified IPO, and (iii) such amount as the managing underwriter shall approve in accordance with Section 5.3(a), in a private placement (the “Pre-IPO Private Placement”). The Corporation shall use its commercially reasonable efforts to close the Pre-IPO Private Placement immediately before or contemporaneously with the Qualified IPO. It shall be a condition to the Corporation’s obligation to issue and sell shares to the JANA Group in the Pre-IPO Private Placement that, if necessary, in the opinion of counsel for the Corporation or the managing underwriter, any member of the JANA Group that is purchasing shares in the Pre-IPO Private Placement shall execute and deliver to the Corporation, prior to the initial filing of the registration statement for the Qualified IPO, a binding subscription agreement to purchase shares in the Pre-IPO Private Placement at a price per share equal to the price at which the Common Stock will be initially offered and sold to the public, less the amount of the underwriting discount/commission that is paid to the underwriters for each share of Common Stock sold in the Qualified IPO.

(c) The Pre-IPO Private Placement and any offer to be made to the JANA Group shall be conducted in compliance with all applicable federal and state securities laws and regulations, including, without limitation, the Securities Act, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulation or quasi-public regulatory organizations. If any member of the JANA Group elects to participate in the Pre-IPO Private Placement, it shall comply with all reasonable requirements and procedures required by the Corporation of the JANA Group, if any.

(d) Notwithstanding the foregoing provisions of this Section 5.3, in the event that (i) regulatory authorities continue to object to this arrangement after full discussion and negotiation with the Corporation and its legal counsel (with the participation of one legal counsel representing the JANA Group, if desired by the JANA Group); (ii) regulatory authorities allow the Corporation to fulfill its obligations under this arrangement only on the condition that rescission rights or other specific liability will be assumed by the Corporation or the underwriters or that special risks related to the Pre-IPO Private Placement be included in the prospectus filed in connection with the Qualified IPO; (iii) the resolution with regulatory authorities relating to this arrangement would delay the Qualified IPO beyond delays caused by comments from regulatory authorities in respect of other issues (provided, however, that the Corporation has used its good faith efforts (with the participation of one legal counsel representing the JANA Group, if desired by the JANA Group) to timely resolve any regulatory issues that arise in connection with this arrangement); or (iv) regulatory authorities do not allow the Corporation to issue securities of the Corporation to the JANA Group at the time of the Qualified IPO, then the Corporation and the JANA Group agree to negotiate in good faith to enter into an alternative transaction that as closely as practicable approximates the economic benefit of the Pre-IPO Private Placement.

SECTION 5.4 Demand Registrations. (a) Request for Registration.

(i) At any time after 180 days after the consummation of a Qualified IPO, JANA and/or its permitted assignees hereunder (collectively, the “Requesting Holder”) may request in writing (a “Demand Request”) that the Corporation effect the registration on Form S-1 (or successor form) or another form acceptable to the Requesting Holder under the Securities Act of all or part of its Registrable Shares (a “Regular Demand Registration”); provided, however, that a Demand Request may only be effected by holders of more than 50% of the JANA Aggregate Common Stock on behalf of all such holders.

(ii) In addition, at any time when the Corporation is qualified to use Form S-3 promulgated under the Securities Act or any successor form thereto, the Requesting Holder may make a Demand Request for registration of all or part of its Registrable Shares on Form S-3 (or successor form) (an “S-3 Demand Registration” and, together with a Regular Demand Registration, a “Demand Registration”). The Corporation will use all commercially reasonable efforts to take all such actions, and make all such filings, with the SEC as are reasonably necessary in order for the Requesting Holder to avail itself of S-3 Demand Registrations.

(iii) Each Demand Request shall specify the number and Class of Registrable Shares proposed to be sold. The Corporation shall file the Demand Registration within 90 days after receiving a Demand Request (the “Required Filing Date”) and shall use all commercially reasonable efforts to cause the same to be declared effective by the SEC as promptly as practicable after such filing; provided, however, that the Corporation need effect only an aggregate of two (2) Regular Demand Registrations at the request of Requesting Holders and two (2) S-3 Demand Registration at the request of Requisitions Holders; provided, further, the Corporation need only effect one Demand Registration once every 180 days; provided, further, that the Corporation need only effect an S-3 Demand Registration if the fair market value (as determined in good faith by the Board as of the date of the Demand Request) of the Registrable Shares requested to be included in such registration by the Requesting Holder is in excess of Five Million Dollars ($5,000,000).

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless the Requesting Holder withdraws all of its Registrable Shares and the Corporation has performed its obligations hereunder in all material respects, in which case such demand will count as a Demand Registration unless the Requesting Holder pays all Registration Expenses in connection with such withdrawn registration); provided, however, that if (i) after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived, such registration will be deemed not to have been effected and will not count as a Demand Registration.

(c) Selection of Underwriters. In the event the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of a “firm commitment” underwritten offering, the Corporation shall select the investment banking firm or firms to manage the underwritten offering; provided, however, that such selection shall be subject to the consent of the Requesting Holder, which consent shall not be unreasonably withheld.

(d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Corporation) other than the Requesting Holder shall be included in a Demand Registration unless the managing underwriter or underwriters, if applicable, shall advise the Corporation and the Requesting Holder in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a “Material Adverse Effect”). Furthermore, in the event the managing underwriter or underwriters shall advise the Corporation and the Requesting Holder that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by the Requesting Holder is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of the Requesting Holder to be included in such Demand Registration shall equal the number of shares which the Corporation is so advised can be sold in such offering without a Material Adverse Effect.

(e) Transfer to Affiliates. To the extent that any member of the JANA Group holding Registrable Shares Transfers any such shares to an Affiliate thereof, all such Affiliates shall appoint JANA as the Affiliate’s agent to act on such affiliate’s behalf in respect of any registration pursuant to Section 5.4 or 5.5.

(f) Deferral of Filing. The Corporation may defer the filing (but not the preparation) of a registration statement required by this Section 5.4(f) until a date not later than one hundred eighty (180) days after the Required Filing Date (or, if longer, one hundred eighty (180) days after the effective date of the registration statement contemplated by clause (ii) below) if (i) at the time the Corporation receives the Demand Request, the Corporation or any of its Subsidiaries is engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith that such disclosure would be materially detrimental to the Corporation and its stockholders or would have a material adverse effect on any such confidential negotiations or other confidential business activities, or (ii) prior to receiving the Demand Request, the Board had determined to effect a registered underwritten public offering of the Corporation’s securities for the Corporation’s account and the Corporation had taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering. A deferral of the filing of a registration statement pursuant to this Section 5.4(f) shall be lifted, and the requested registration statement shall be filed forthwith, if, in the case of a deferral pursuant to clause (i) of the preceding sentence, the negotiations or other activities are disclosed or terminated, or, in the case of a deferral pursuant to clause (ii) of the preceding sentence, the proposed registration for the Corporation’s account is abandoned. In order to defer the filing of a registration statement pursuant to this Section 5.4(f), the Corporation shall promptly (but in any event within ten (10) days), upon determining to seek such deferral, deliver to the Requesting Holder a certificate signed by an executive officer of the Corporation stating that the Corporation is deferring such filing pursuant to this Section 5.4(f) and a general statement of the reason for such deferral and an approximation of the anticipated delay. The fact that any certificate is so delivered to a Requesting Holder shall be held confidential by the Requesting Holder in the same manner as it causes its non-public information to be held confidential. Within twenty (20) days after receiving such certificate, the Requesting Holder may withdraw such Demand Request by giving notice to the Corporation. If withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Stockholders Agreement. The Corporation may defer the filing of a particular registration statement pursuant to this Section 5.4(f) only once.

SECTION 5.5 Piggyback Registrations. (a) Right to Piggyback. In connection with a registered public offering of Common Stock (other than pursuant to an Excluded Registration) under the Securities Act for sale to the public (whether for the account of the Corporation or the account of any securityholder of the Corporation) and in the event that the form of registration statement to be used permits the registration of Registrable Shares, the Corporation shall give prompt written notice to each Stockholder of Registrable Shares (which notice shall be given not less than thirty (30) days prior to the effective date of the Corporation’s registration statement), which notice shall offer each such Stockholder the opportunity to include any or all of his, her, or its Registrable Shares in such registration statement, subject to the limitations contained in Section 5.5(b). Each Stockholder who desires to have his, her, or its Registrable Shares included in such registration statement (each a “Requesting Stockholder”) shall so advise the Corporation in writing (stating the number of shares desired to be registered) within twenty (20) days after the date of such notice from the Corporation. Any Stockholder shall have the right to withdraw such Stockholder’s request for inclusion of such Stockholder’s Registrable Shares in any registration statement pursuant to this Section 5.5(a) by giving written notice to the Corporation of such withdrawal. Subject to Section 5.5(b), the Corporation shall include in such registration statement all such Registrable Shares so requested to be included therein; provided, however, that the Corporation may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered.

(b) Priority on Registrations. If the managing underwriter advises the Corporation that the inclusion of Registrable Shares in the registration statement would cause a material adverse effect, the Corporation will be obligated to include in such registration statement, as to each Requesting Stockholder, only a portion of the shares such Stockholder has requested be registered equal to the ratio which such Stockholder’s requested shares bears to the total number of shares requested to be included in such registration statement by all Persons other than the Corporation (including Requesting Stockholders) who have requested (pursuant to contractual registration rights) that their shares be included in such registration statement, it being understood that notwithstanding anything in this Section 5.5(b) to the contrary, if the registration constitutes a Demand Registration, the Requesting Holder will have the rights of priority set forth in Section 5.4(d). If as a result of the provisions of this Section 5.5(b) any Stockholder shall not be entitled to include all Registrable Securities in a registration that such Stockholder has requested to be so included, such Stockholder may withdraw such Stockholder’s request to include Registrable Shares in such registration statement. No Person may participate in any registration statement hereunder unless such Person (x) agrees to sell such person’s Registrable Shares on the basis provided in any underwriting arrangements approved by the Corporation and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents, each in customary form, reasonably required under the terms of such underwriting arrangements; provided, however, that no such Person shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Person’s ownership of his, her, or its Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Shares, and the liability of each such Person will be in proportion to, and on the condition that such liability will be limited to, the net amount received by such Person from the sale of his, her, or its Registrable Shares pursuant to such registration.

SECTION 5.6 Holdback Agreement. Unless the managing underwriter otherwise agrees, each of the Corporation and the Stockholders agrees (and the Corporation agrees, in connection with any underwritten registration, to use its reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Stock or Common Stock Equivalents during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such period after the effectiveness under the Securities Act of any underwritten registration (not to exceed one hundred eighty (180) days) (except, if applicable, as part of such underwritten registration) as the Corporation and the managing underwriter may agree.

SECTION 5.7 Registration Procedures. Whenever any Stockholder has requested that any Registrable Shares be registered pursuant to this Stockholders Agreement, the Corporation will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Corporation will as expeditiously as possible:

(i) prepare and file with the SEC a registration statement on any appropriate form under the Securities Act with respect to such Registrable Shares and use its commercially reasonable efforts to cause such registration statement to become effective;

(ii) prepare and file with the SEC such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (or such lesser period as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters (it being understood that, subject to Section 5.7 and the requirements of the Securities Act and applicable state securities laws, the Corporation consents to the use of the prospectus and any amendment or supplement thereto by each seller and the underwriters in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment, or supplement is a part);

(iv) use its commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the registration statement does not relate to an underwritten offering, as the holders of a majority of such Registrable Shares may reasonably request); use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions; provided, however, that the Corporation will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction;

(v) promptly notify each seller and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vi) make generally available to the Corporation’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of the Corporation’s first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said twelve (12) month period, and which requirement will be deemed to be satisfied if the Corporation timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

(vii) if requested by the managing underwriter or any seller promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or any seller reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such seller, the purchase price being paid therefor by the underwriters and with respect to any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(viii) as promptly as practicable after filing with the SEC of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each seller;

(ix) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Corporation’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(x) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant, or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents, and properties of the Corporation (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Corporation’s officers, directors, and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Corporation shall not be required to provide any information under this subparagraph (x) if (A) the Corporation believes, after consultation with counsel for the Corporation, that to do so would cause the Corporation to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Corporation has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) the Corporation reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (A) or (B) such Stockholder of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided further, however, that each Stockholder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Corporation and allow the Corporation, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xi) furnish to each seller and underwriter a signed counterpart of (A) an opinion or opinions of counsel to the Corporation, and (B) a comfort letter or comfort letters from the Corporation’s independent public accountants, each in customary form and covering such matters as are negotiated with the managing underwriter;

(xii) cause the Registrable Shares included in any registration statement to be (A) listed on each securities exchange, if any, on which similar securities issued by the Corporation are then listed, or (B) authorized to be quoted and/or listed (to the extent applicable) on the NASD Automated Quotation System or the Nasdaq Stock Market if the Registrable Shares so qualify;

(xiii) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

(xiv) cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the NASD;

(xv) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xvi) notify each seller of Registrable Shares promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

(xvii) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Corporation or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

(xviii) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) and to take such other reasonably requested actions, (including, participating in road shows and other customary selling efforts, if requested) as are customary in connection with an underwritten registration; and

(xix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

SECTION 5.8 Suspension of Dispositions. Each Stockholder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a “Suspension Notice”) from the Corporation of the happening of any event of the kind described in Section 5.7(v)(C) such Stockholder will forthwith discontinue disposition of Registrable Shares until such Stockholder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the “Advice”) by the Corporation that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Corporation, such Stockholder will deliver to the Corporation all copies, other than permanent file copies then in such Stockholder’s possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Corporation shall give any such notice, the period regarding the effectiveness of registration statements set forth in Section 5.7(ii) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice. The Corporation shall use its commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

SECTION 5.9 Registration Expenses. All expenses incident to the Corporation’s performance of or compliance with this Article V including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. (“NASD”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Corporation and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Shares), messenger and delivery expenses, the Corporation’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Corporation and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance), securities acts liability insurance (if the Corporation elects to obtain such insurance), the fees and expenses of any special experts retained by the Corporation in connection with such registration, and the fees and expenses of other persons retained by the Corporation and reasonable fees and expenses of one firm of counsel for the sellers (which shall be selected by the holders of a majority of the Registrable Shares being included in any particular registration statement) (all such expenses being herein called “Registration Expenses”) will be borne by the Corporation whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel (except as provided above), accountants, or other persons retained or employed by the Stockholders.

SECTION 5.10 Indemnification. (a) The Corporation agrees to indemnify and reimburse, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the “Seller Affiliates”) (A) against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 5.10(c)) based upon, arising out of, related to, or resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (C) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to, or resulting from any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (A) or (B) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Corporation by such seller or any Seller Affiliate for use therein or arise from such seller’s or any Seller Affiliate’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such seller or a Seller Affiliate with a sufficient number of copies of the same. The reimbursements required by this Section 5.10(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Corporation and its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys’ fees and disbursements except as limited by Section 5.10(c)) resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates specifically for inclusion in the registration statement; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Shares, and the liability of each such seller of Registrable Shares will be in proportion to, and on the condition that such liability will be limited to, the net amount received by such seller from the sale of Registrable Shares pursuant to such registration statement; provided, however, that such seller of Registrable Shares shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such seller has furnished in writing to the Corporation information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to the Corporation.

(c) Any Person entitled to indemnification hereunder will (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, however, that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5.10(a) or 5.10(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities, or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.10(d) were determined by pro rata allocation (even if the Stockholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5.10(c). defending any such action or claim. Notwithstanding the provisions of this Section 5.10(d). no Stockholder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Stockholder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Stockholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Stockholders’ obligations in this Section 5.10(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

If indemnification is available under this Section 5.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 5.10( a) and 5.10(b) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 5.10(d) subject, in the case of the Stockholders, to the limited dollar amounts set forth in Section 5.10(b).

(e) The indemnification and contribution provided for under this Stockholders Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities and the termination of this Stockholders Agreement.

SECTION 5.11 Further Assurances. Each Stockholder shall do all such acts and things as, in the opinion of the Board, may be necessary or advisable to facilitate a Qualified IPO, including, without limitation, authorizing all amendments to the Certificate that the Board may consider necessary or advisable to facilitate any reorganization of the Corporation that is to occur prior to the Qualified IPO.

ARTICLE VI

OPTION BY CERTAIN UNACCREDITED STOCKHOLDERS

SECTION 6.1 Incorporation by Reference. Each Stockholder agrees to be bound by the terms and provisions of Article VI of the Main Stockholders Agreement as though such terms and provisions were set forth herein.

ARTICLE VII

CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION

SECTION 7.1 Acknowledgement. The Stockholders acknowledge that they and their respective employees, nominees, advisors, agents, or other representatives (collectively, “Representatives”) will have access to and will be entrusted with detailed confidential information and trade secrets (“Confidential Information”) relating to the present and contemplated operations of the Corporation and its Subsidiaries, the disclosure of any of which Confidential Information to Competitors or to the general public would be highly detrimental to the best interests of the Corporation. The Stockholders acknowledge and agree that the right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Corporation constitute proprietary rights which the Corporation is entitled to protect.

SECTION 7.2 Covenants. (a) Covenants of Stockholders. Each Stockholder hereby agrees with each of the other Stockholders and with the Corporation that neither it nor any of their respective representatives shall, directly or indirectly:

(1) subject to Section 7.3, at any time disclose any Confidential Information to any person nor use the same for any purpose other than the purposes of the Corporation, nor disclose or use for any purpose other than those of the Corporation the private affairs of the Corporation or any other non-public information relating to the business and affairs of the Corporation or any of its Subsidiaries which they may acquire as a result of being a Stockholder or director of the Corporation or any of its Subsidiaries; provided, however, that any party may disclose any information (i) to the extent required by law, regulation, or valid order of a governmental body, regulatory board, administrative tribunal, or comparable entity, (ii) to such party’s legal counsel, or (iii) to any of its Affiliates or accounting or financial advisors who need to know such information and have delivered to the Corporation a confidentiality agreement, in form and content satisfactory to the Corporation, acting reasonably, by which the Affiliate or advisor, as the case may be, has agreed not to disclose such information to any person, not to use such information for any purpose other than to provide advice to the Stockholder and, forthwith upon request, to return to the Corporation all tangible evidence of such information;

(2) until such time as such Stockholder ceases to be a Stockholder of the Corporation, either individually or in partnership or jointly or in conjunction with any person, as principal, agent, shareholder, or in any other manner whatsoever, carry on or be engaged in or concerned with or interested in, or advise, lend money to, guarantee the debts or obligations of, or permit its name or any part thereof to be used or employed by or associated with, any person engaged in or concerned with or interested in any business which is competitive with the business carried on by the Corporation or any of its Subsidiaries at such time without, in each case, the prior written consent of the Corporation, which consent shall not be unreasonably withheld or delayed; provided, however, that a Stockholder shall not be bound by the restrictions set forth in this Section 7.2(a)(2) if and during such time as such Stockholder’s fully diluted ownership of the equity securities of the Corporation constitutes less than one and one half percent (1.5%) of the total issued and outstanding equity ownership of the Corporation; and

(3) until such time as such Stockholder ceases to be a Stockholder of the Corporation, at any time contact, or take any steps designed to bring information to the attention of, any employee or executive of the Corporation or any of its Subsidiaries for the purpose of offering such employee or executive employment with, or enticing such employee or executive to seek employment with, any person other than the Corporation or any of its Subsidiaries, regardless of the business in which such other person is engaged, without, in each case, the prior written consent of the Corporation, which consent shall not be unreasonably withheld or delayed or at any time, directly or indirectly, individually or in partnership or jointly or in conjunction with any person, as principal, agent, shareholder, or in any other manner whatsoever, contact, approach, or solicit any customer or client (or prospective customer or client) of the Corporation or any of its Subsidiaries for the purpose of soliciting any such client or customer (or prospective client or customer) or selling to such person services the same or similar to any services provided by the Corporation or any of its Subsidiaries.

(b) Acquisition of Public Securities. The restriction set out in Section 7.2(a) shall not preclude the acquisition (i) by any JANA Group Stockholder of the outstanding shares of any class or series of any issuer which are traded on any stock exchange or other public market or (ii) by any other Stockholder of up to five percent (5%) in the aggregate of the outstanding shares of any class or series of any issuer which are traded on any stock exchange or other public market. JANA shall provide prompt notice to the Corporation upon the occurrence of any acquisition of securities that would trigger a suspension of rights under Sections 2.2(d) and 2.3(b) hereof.

(c) Activities of the JANA Group. The restriction set out in Section 7.2(a) shall not preclude disclosure of Confidential Information by the JANA Group in connection with any proposed sale of its Common Stock to a Third Party Purchaser, provided, however, that such disclosure shall not be made until the person receiving such Confidential Information has delivered to the Corporation a confidential agreement, in form and content satisfactory to the Corporation, acting reasonably, by which the person receiving such Confidential Information: (1) agrees not to disclose such information to any person other than its legal and financial advisors and financing sources and agrees to be responsible for any improper disclosure by any such person; (2) agrees not to use such information for any purpose other than in connection with the proposed sale transaction; and (3) forthwith upon request, to return to the Corporation or to the JANA Group all tangible evidence of such information.

SECTION 7.3 Reasonable Restrictions. The Stockholders hereby agree that all restrictions contained in this Article VII are reasonable and valid and waive all defenses to the strict enforcement thereof to the fullest extent permitted by law.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Implementation. Each Stockholder agrees to vote its shares of Common Stock, and all other securities of the Corporation entitled to vote on a particular matter, at all times, to cause its nominees to the Board (if any) to act at all times and otherwise to exercise its influence in respect of the Corporation, the Corporation agrees to exercise its influence in respect of its Subsidiaries, and the Corporation and each Stockholder agrees to sign all such documents and to do and perform all such other acts or things as may be necessary or desirable from time to time in order to give full effect to the provisions and intent of this Stockholders Agreement and to ensure that the provisions of this Stockholders Agreement shall govern the affairs of the Corporation and its Subsidiaries to the maximum extent permitted by law, notwithstanding any conflicting provision in the Certificate, the Bylaws or any conflicting resolutions of the directors or stockholders of the Corporation. In the case of any conflict between the provisions of this Stockholders Agreement and the Certificate, the Bylaws or any such resolutions, each Stockholder agrees to take all such action as may be required under the DGCL or otherwise to amend the Certificate, the Bylaws or such resolutions, as the case may be, to resolve such conflict so that the provisions of this Stockholders Agreement shall, to the maximum extent permitted by law, at all times prevail.

SECTION 8.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier, or registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or at such other address as may be substituted by notice given as herein provided):

If to the Corporation:

SITEL Worldwide Corporation

Two American Center

3102 West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615) 301-7196

Attention: Chief Financial Officer

and

SITEL Worldwide Corporation

Two American Center

3102 West End Avenue, Suite 1000

Nashville, Tennessee 37203

Facsimile: (615) 301-7325

Attention: General Counsel

With copies simultaneously by like means to

(but which shall not constitute notice):

Mayer, Brown, Rowe & Maw LLP

1675 Broadway

New York, New York 10019

Facsimile: (212) 262-1910

Attention: Mark S. Wojciechowski

If to any Stockholder:

JANA Piranha Master Fund, Ltd.

c/o JANA Partners LLC

200 Park Avenue

New York, NY 10266

Facsimile (212) 692-7695

Attention: Charles Penner, Esq.

General Counsel

With copies simultaneously by like means to

(but which shall not constitute notice):

Zukerman Gore & Brandeis, LLP

875 Third Avenue

New York, NY 10022

Facsimile (212) 223-6433

Attention: Clifford A. Brandeis, Esq.

Any notice or communication hereunder shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Failure to mail a notice or communication to a Stockholder or any defect in it shall not affect its sufficiency with respect to other Stockholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 8.3 Successors and Assigns. Whether or not an express assignment has been made pursuant to the provisions of this Stockholders Agreement, the rights and obligations under this Stockholders Agreement are also for the benefit of, and enforceable against, all subsequent holders of Securities, except as otherwise expressly provided herein. This Stockholders Agreement shall be binding upon the Corporation, each Stockholder, and their respective successors and assigns. Notwithstanding the other provisions hereof, (i) neither

JANA nor any member of the JANA Group shall transfer or assign its rights (other than to members of the JANA Group) under Section 2.2 (Observer Rights), Section 2.3 (Information Rights), Section 2.4 (Access and Visitation), Section 2.5 (Parity of Anti-Dilution Protection) or Special Preemptive Rights under Section 3.3(e). To the extent that JANA or any member of the JANA Group transfers any Securities to one or more of its Affiliates, each such Affiliate shall appoint JANA as such Affiliate’s agent to act on such Affiliate’s behalf for purposes of this Stockholders Agreement (including accepting notice and exercising any right on behalf of the JANA Group).

SECTION 8.4 Remedies. The Stockholders agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Stockholders Agreement and that any Stockholder may in its sole discretion apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Stockholders Agreement.

SECTION 8.5 Termination. The provisions of this Stockholders Agreement, other than Article V (which shall survive a Qualified IPO), shall terminate upon the consummation of a Qualified IPO.

SECTION 8.6 Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions at such place are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest on the amount of such payment shall accrue for the intervening period.

SECTION 8.7 Governing Law. THIS STOCKHOLDERS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK.

SECTION 8.8 Severability. In case any provision in this Stockholders Agreement shall be held invalid, illegal or unenforceable in any respect for any reason by a court of competent jurisdiction, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.9 No Waivers: Amendments. (a) No Waivers. No failure or delay on the part of the Corporation or any Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Corporation or any Stockholder at law or in equity or otherwise.

(b) Amendment and Waiver. Any provision of this Stockholders Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Corporation and JANA, and such amendment or waiver shall be binding on all of the Stockholders and the Corporation.

SECTION 8.10 Currency. Unless otherwise indicated, all dollar amounts referred to in this Stockholders Agreement are expressed in United Slates dollars.

SECTION 8.11 Sections and Headings. The division of this Stockholders Agreement into Articles and Sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Stockholders Agreement. The terms “this Stockholders Agreement”, “hereof, “herein”, “hereunder” and similar expressions refer to this Stockholders Agreement and not to any particular section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless otherwise indicated, any reference in this Stockholders Agreement to a section or schedule refers to the specified section of or schedule to this Stockholders Agreement.

SECTION 8.12 Entire Agreement. This Stockholders Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided in this Stockholders Agreement. In the event and to the extent there is an inconsistency between any of the terms or conditions of this Stockholders Agreement and the Main Stockholders Agreement, the terms and conditions of this Stockholders Agreement shall govern.

SECTION 8.13 Duplicate Originals. This Agreement may be executed in any number of original, facsimile or electronic counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same agreement.

SECTION 8.14 Intentionally Deleted.

SECTION 8.15 Number and Gender. in this Stockholders Agreement, words importing the singular number only shall include the plural and vice versa and words importing any gender shall include all genders.

SECTION 8.16 Ceasing to Be a Party. Except as otherwise provided in this Stockholders Agreement, a Stockholder shall cease to be a party to this Stockholders Agreement in the event that such Stockholder and every Affiliate thereof no longer holds or has any interest in any securities of the Corporation. Any Stockholder that ceases to be a party to this Stockholders Agreement shall have no further rights or obligations under this Stockholders Agreement, other than rights and obligations that may have arisen or accrued before such Stockholder ceased to be a party.

SECTION 8.17 Change in Securities. The provisions of this Stockholders Agreement relating to securities of any class or series shall apply, mutatis mutandis, to any securities into which such securities may be converted, reclassified, redesignated, subdivided, consolidated, or otherwise changed from time to time and to any securities of any successor or continuing corporation to the Corporation that may be received in respect of any securities on a reorganization, amalgamation, consolidation or merger, statutory or otherwise.

SECTION 8.18 Securities Subsequently Acquired. Each Stockholder agrees that, in addition to the shares of Class C Common Stock now owned by it as set out opposite its, his or her name in Schedule A, all Common Stock or Common Stock Equivalents hereafter acquired by such Stockholder shall be subject in all respects to the provisions of this Stockholders Agreement; provided, that, if any Stockholder shall acquire any shares of Class A Nonvoting Common Stock, Class A Voting Common Stock, Class B Nonvoting Common Stock or Class B Voting Common Stock, such Stockholder shall also become a party to the Main Stockholders Agreement.

SECTION 8.19 Registration of Securities. The parties acknowledge that shares of Common Stock and Common Stock Equivalents beneficially owned by a Stockholder may from time to time be registered in the name of a nominee which will hold such securities as a bare trustee for the sole benefit and under the sole direction of such Stockholder. Each Stockholder shall cause all such shares of Common Stock and Common Stock Equivalents to remain subject in all respects to, and to be dealt with only in accordance with, this Stockholders Agreement in the same manner as if they were registered at all times in the name of such Stockholder. The Corporation may at any time require that evidence satisfactory to it, acting reasonably, be provided to the effect that any such nominee holds all shares of Common Stock and Common Stock Equivalents for the sole benefit of the relevant Stockholder.

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